UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 1, 2024

S&P Global Inc.

(Exact Name of Registrant as specified in its charter)

New York	1-1023	13-1026995
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employer Identification No.)

55 Water Street, New York, New York 10041
(Address of Principal Executive Offices) (Zip Code)

(212) 438-1000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of Exchange on which registered
Common stock (par value $1.00 per share)	SPGI	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
            Emerging growth company                ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.                                             ☐

Item 5.07.   Submission of Matters to a Vote of Security Holders

a.The Company held its Annual Meeting of Shareholders on May 1, 2024.

b.The following is a summary of the voting results for each matter presented to shareholders at the Annual Meeting.

Proposal 1: Election of Directors

The Company's shareholders elected the persons nominated as Directors of the Company as set forth below:

Nominees	For	Against	Abstain	Broker Non-Votes
Marco Alverà	251,077,680	3,876,518	121,942	20,299,457
Jacques Esculier	254,150,913	802,216	123,012	20,299,457
Gay Huey Evans	252,182,009	2,763,850	130,282	20,299,457
William D. Green	241,648,028	13,292,869	135,244	20,299,457
Stephanie C. Hill	249,618,074	5,337,638	120,428	20,299,457
Rebecca Jacoby	251,325,810	3,626,811	123,519	20,299,457
Robert P. Kelly	246,078,174	8,870,748	127,219	20,299,457
Ian P. Livingston	253,965,868	976,798	133,475	20,299,457
Maria R. Morris	252,757,330	2,197,398	121,412	20,299,457
Douglas L. Peterson	254,157,936	800,821	117,383	20,299,457
Richard E. Thornburgh	244,592,107	10,353,610	130,424	20,299,457
Gregory Washington	251,364,251	3,581,335	130,555	20,299,457

Proposal 2: Proposal to approve, on an advisory basis, the executive compensation program for the Company's named executive officers:

For	Against	Abstain	Broker Non-Votes
242,684,555	11,162,670	1,228,915	20,299,457

Proposal 3: Proposal to approve the Company's Director Deferred Stock Ownership Plan, as Amended and Restated:

For	Against	Abstain	Broker Non-Votes
251,907,329	2,557,191	611,620	20,299,457

Proposal 4: Proposal to ratify the appointment of Ernst & Young LLP as the Company's independent auditor for 2024:

For	Against	Abstain	Broker Non-Votes
255,802,406	18,546,121	1,027,071	—

c.Not applicable.

d.Not applicable.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Form 8-K Report to be signed on its behalf by the undersigned hereunto duly authorized.

S&P Global Inc.

/s/	Alma Rosa Montanez
By:	Alma Rosa Montanez
Assistant Corporate Secretary & Chief Corporate Counsel

Dated: May 6, 2024